SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 11, 2004

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(c)	Exhibits

		99.1	Press Release of Federated Department Stores, Inc. ("Federated") dated May 6, 2004.

Item 12.	Results of Operations and Financial Condition.

On May 6, 2004, Federated issued a press release announcing Federated's sales for the fiscal quarter ended May 1, 2004. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: May 11, 2004	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

Exhibit 99.1

FEDERATED DEPARTMENT STORES, INC.

Contacts:
Media - Carol Sanger
513/579-7764
Investor - Susan Robinson
513/579-7780

FOR IMMEDIATE RELEASE

Federated's April Same-Store Sales Up 5.4%

     CINCINNATI--(BUSINESS WIRE)--May 6, 2004--Federated Department Stores, Inc. (NYSE:FD)(PCX:FD) today reported total sales of $1.134 billion for the four weeks ended May 1, 2004, an increase in total sales of 5.5 percent compared to total sales of $1.075 billion in the same period last year. On a same-store basis, Federated's April sales were up 5.4 percent.

     For the 13-week first quarter and year to date, Federated's sales totaled $3.518 billion, up 6.9 percent from total sales of $3.291 billion in the first 13 weeks of 2003. On a same-store basis, Federated's first quarter sales also were up 6.9 percent.

     Terry J. Lundgren, Federated's chairman, president and chief executive officer, said the company was pleased with the strength of its April sales, fueled by continued strength in women's apparel and accessories. Lundgren also credited strengthening sales on a focused and consistent adherence to Federated's key priorities.

     "We have been diligent in focusing on our four priorities - offering customers differentiated and better-edited assortments, simplifying pricing, renovating our stores with amenities that make the shopping experience more pleasant and convenient, and implementing more effective approaches to marketing," Lundgren said. "I believe a consistent and effective focus on these key priorities is responsible in large part for the stronger sales we are seeing across the company."

     Looking ahead, Lundgren said Federated expects May same-store sales to be relatively flat compared to last year, reflecting a shift of sales into June because of a later Memorial Day weekend this year. Second quarter same-store sales, which will begin to be compared to strengthening sales from the prior year, are expected to increase 2-3 percent, Lundgren said.

The company is slated to report its first quarter earnings on Wednesday, May 12th.

     Federated, with corporate offices in Cincinnati and New York, is one of the nation's leading department store retailers, with annual sales of more than $15.2 billion. Federated operates more than 450 stores in 34 states, Guam and Puerto Rico under the names of Macy's, Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's, Lazarus-Macy's and Rich's-Macy's. The company also operates macys.com and Bloomingdale's By Mail.

     This release contains certain forward-looking statements that reflect current views of the financial performance and other events of Federated. The words "may," "will," "could," "expect," "plan," "anticipate," "believe" and other similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties. Future results or outcomes could differ materially from current expectations because of a variety of factors that affect the company, including competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the SEC.

      (NOTE: Additional information on Federated, including archived news releases, is available on the Internet at www.fds/pressroom.com. A webcast of Federated's first quarter earnings call with analysts will be held beginning at 10 a.m. on Wednesday, May 12th. Those unable to access the webcast may call 1-800-377-4872 to listen to the audio in real time.)

CONTACT: Federated Department Stores, Inc. Media - Carol Sanger, 513/579-7764 Investor - Susan Robinson, 513/579-7780 SOURCE: Federated Department Stores, Inc.